                                   FORM 8 - A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                               GARTNER GROUP, INC.
              Exact name of registrant as specified in its charter




            Delaware                                          04-3099750
(State of incorporation or organization)                (I.R.S. Employer ID No.)



P.O. Box 10210, 56 Top Gallant Road, Stamford, CT             06904-2212
    (Address of principal executive offices)                  (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
To be so registered                             each class is to be registered

Class A Common Stock, $.0005 Par Value          New York Stock Exchange




Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.           Description of Registrant's Securities to be Registered

                                    Class A Common Stock, $.0005 Par Value

                           Incorporated by reference to Description of Capital
                  Stock, Common Stock, Class A section on page 41 of the Registrant's Registration Statement on Forms S-1 filed with the Securities and Exchange Commission on August 18, 1993, as amended (file number 33-675-76).



                  Item 2.           Exhibits

                  1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                GARTNER GROUP, INC.



                                By:      /s/ John F. Halligan
                                    ----------------------------------------
                                         John F. Halligan
                                         Executive Vice President and
                                         Chief Financial Officer

Dated:   August 24, 1998